UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2017

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1‑13397	22‑3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154‑5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551‑2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on August 18, 2017, Ingredion Incorporated (the “Company”) entered into a Term Loan Credit Agreement, dated as of August 18, 2017 (the “Term Loan Credit Agreement”), among the Company, the lenders signatory thereto, Bank of America, N.A. (“Bank of America”), as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Bookrunner and Sole Lead Arranger.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2017, the Company entered into the Term Loan Credit Agreement to establish a new 18‑month senior unsecured term loan credit facility in an amount of up to $500 million. On August 23, 2017, the Company borrowed $ 140 million under the Term Loan Credit Agreement.  Borrowings under the Term Loan Credit Agreement are to be used for general corporate purposes.

All borrowings under the Term Loan Credit Agreement will bear interest at a variable annual rate based on LIBOR or a base rate, at the Company’s election, subject to the terms and conditions thereof, plus, in each case, an applicable margin. The Company is required to pay a fee on the unused availability under the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains customary representations, warranties,  covenants and events of default for facilities of its type, including restrictions on the incurrence of liens, the incurrence of indebtedness by the Company’s subsidiaries and certain fundamental changes involving the Company and its subsidiaries,  subject to certain exceptions in each case.  The Company must also maintain a specified consolidated leverage ratio and consolidated interest coverage ratio. The occurrence of an event of default under the Term Loan Credit Agreement could result in all loans and other obligations being declared due and payable and the term loan credit facility being terminated.

The foregoing description of the Term Loan Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Credit Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit Number	Description
4.1

Term Loan Credit Agreement dated as of August 18, 2017,  among Ingredion Incorporated, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Bookrunner and Sole Lead Arranger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: August 24, 2017	By:	/s/ James D. Gray
James D. Gray
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

Term Loan Credit Agreement dated as of August 18, 2017, among Ingredion Incorporated, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Bookrunner and Sole Lead Arranger